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                                                                      Exhibit 23



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8, No 333-47410) pertaining to the 1998 Stock Option Plan; Registration Statement (Form S-8, No 333-93513) pertaining to the 1998 Stock Option Plan; Registration Statement (Form S-8, No 333-46291) pertaining to the 1998 Stock Option Plan; Registration Statement (Form S-8, No 33-56504) pertaining to the 1992 Stock Option Plan and the 1992 Non-Employee Director Stock Option Plan; Registration Statement (Form S-8, No 33-63600) pertaining to the 1993 Company Stock Purchase Plan; Registration Statement (Form S-8, No 333-18995) pertaining to the 1992 Non-Employee Director Stock Option Plan; Registration Statement (Form S-8, No 33-84136) pertaining to the 1992 Stock Option Plan; Registration Statement (Form S-3, No 33-92016); and Registration Statement (Form S-8, No 333-74744) of The DeWolfe Companies, Inc. of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of The DeWolfe Companies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                                              Ernst & Young, LLP



Boston, Massachusetts
March 21, 2002